CYTEC INDUSTRIES INC.

Five Garret Mountain Plaza

Woodland Park, NJ 07424




December 6, 2013




Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Attention: Filing Desk


	Re: Cytec Industries Inc. (CYT)


Dear Reader:

	As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize each of Roy Smith and Thomas Irwin, severally and not jointly, to sign and file on my behalf any Forms 4 and 5 I am required to file with respect to the securities of Cytec
Industries Inc. on or prior to December 31, 2016.

	I acknowledge that Roy Smith and Thomas Irwin are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.





Sincerely,



s/Anthony G. Fernandes




POA/Form  4 and 5/Fernandes